UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021 (February 23, 2021)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41- 22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nil par value	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 23, 2021, Quotient Limited (the “Company” and, together with its consolidated subsidiaries, “we”, “us” and “our”) announced several planned changes to its management team:

•	Franz Walt, our Chief Executive Officer, plans to retire from the Company on May 24, 2021 (the “retirement date”).

•	Manuel Mendez, age 53, will be appointed as our Chief Executive Officer, effective as of April 1, 2021.

•

Mr. Walt will resign from his positions as our Chief Executive Officer and a director of our board of directors (the “Board”), effective as of the date Mr. Mendez’s commences employment as Chief Executive Officer (the “transition date”).

•

From the transition date to the retirement date, Mr. Walt will serve as an executive employee to provide transition support and participate in specific projects for us. Mr. Walt has also agreed to provide consulting services to us for up to 18 months following the retirement date to support the new Chief Executive Officer and to consult on special initiatives or other matters that may arise.

•

We and Mr. Walt have entered into a transition, separation and consultancy agreement (the “Transition Agreement”), and we have agreed to make certain payments under the terms of the Transition Agreement to Mr. Walt in consideration for his service to us, his continued employment with us through the retirement date, his consulting services to us following the retirement date, and his execution and delivery of a release of claims to us.

•

We and Mr. Mendez have entered into an employment agreement (the “Employment Agreement”), and we have agreed under the Employment Agreement to make certain inducement awards to Mr. Mendez in connection with his appointment as our Chief Executive Officer.

Resignation and Retirement of Franz Walt as our Chief Executive Officer and Director

Mr. Walt, our Chief Executive Officer, will resign from his positions as our Chief Executive Officer and director of the Board, effective as of the transition date. Mr. Walt will continue to serve in his current capacity, including as our Chief Executive Officer, until the transition date. During the period between the transition date and the retirement date, Mr. Walt will serve as an executive employee to provide transition support and participate in specific projects for us. His decision to retire from the Company, and his resignation from his position as our Chief Executive Officer, is not the result of any disagreement between him and us regarding our business operations, policies or practices.

In connection with his planned retirement, on February 23, 2021, we and Mr. Walt entered into the Transition Agreement, pursuant to which, in recognition of Mr. Walt’s service to us, for his continued provision of services through the retirement date and beyond, and his execution and delivery to us of a release of claims, Mr. Walt will receive a one time cash payment of CFH 1,125,000 (equal to 18 months’ base salary) and payment of his fiscal year 2021 and 2022 annual bonus entitlement (such 2022 annual bonus entitlement being equal to 2/12ths of Mr. Walt’s 2021 annual bonus entitlement).

In addition, the Transition Agreement provides that all options to acquire our ordinary shares held by Mr. Walt that are unvested as of the retirement date and that are scheduled to vest within 12 months following the retirement date will remain outstanding and vest and become exercisable on their regularly scheduled vesting dates after the retirement date; all other options held by Mr. Walt that are unvested as of the retirement date will be forfeited; and all options held by Mr. Walt that are vested as of the retirement date will remain exercisable until May 24, 2022. Furthermore, all restricted share units (“RSUs”) and other awards with respect to our ordinary shares held by Mr. Walt that are unvested as of the retirement date and that are scheduled to vest within 12 months following the retirement date will remain outstanding and vest on their regularly scheduled vesting dates after the retirement date; and all other RSUs held by Mr. Walt that are unvested as of the retirement date will be forfeited. Mr. Walt will also be entitled to receive all accrued and vested benefits under any other Company benefit plans, and any reimbursements to which Mr. Walt is entitled under current policies through the retirement date.

Mr. Walt has also agreed to provide consulting services to us to support the new Chief Executive Officer and to consult on any special projects or other matters that may arise during the 18 months after the retirement date.

The Transition Agreement additionally contains a release of claims arising from Mr. Walt’s employment, and other customary provisions, including a non-disparagement clause.

During the period between the retirement date and 18 months thereafter, Mr. Walt will be obligated to refrain from engaging in any activity that relates to or competes with products or services in the field of microarray multiplexing technology. During the same period, Mr. Walt will be obligated to refrain from soliciting any of our (or our affiliates’) employees, suppliers or customers.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by the Transition Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Manuel Mendez as our Chief Executive Officer

On April 1, 2021, Mr. Mendez will join the Company as our Chief Executive Officer. Mr. Mendez brings over 30 years of experience in the diagnostic and life science markets. From 2019 to 2021, Mr. Mendez served as the Senior Vice President and Chief Commercial Office at Quest Diagnostics Incorporated (NYSE: DGX), a leading global provider of diagnostic information services, where he played a key role in accelerating growth and supporting efforts related to the coronavirus disease 2019, or COVID-19. From 2014 to 2019, Mr. Mendez held various roles, including Senior Vice President, Global Commercial Operations, Chief Commercial Officer and member of the Executive Committee, at QIAGEN N.V., a worldwide provider of Sample to Insight solutions for molecular testing. Mr. Mendez has also held a variety of senior leadership roles with Abbott Laboratories, Thermo Fisher Scientific Inc., OraSure Technologies, Inc. and bioMerieux, Inc. Mr. Mendez received a Master of Business Administration degree from Northwestern University’s Kellogg School of Management and a Bachelor’s degree in biomedical engineering from Boston University.

With respect to the disclosure required by Item 401(b) of Regulation S-K, there are no arrangements or understandings between Mr. Mendez and any other person pursuant to which he will assume the role of our Chief Executive Officer. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Mendez and any of our directors or executive officers. With respect to Item 404(a) of Regulation S-K, except as described herein, there are no relationships or related transactions between Mr. Mendez and us that would be required to be reported.

In connection with Mr. Mendez’s appointment as our Chief Executive Officer, on February 23, 2021, we entered into an Employment Agreement with Mr. Mendez, which sets forth the terms and conditions under which Mr. Mendez will serve in this position. The Employment Agreement was approved by the Board as well as the Remuneration Committee of the Board. The agreement has a four-year term. Mr. Mendez will be required to devote the majority of his business time and energy to the Company and, subject to certain circumstances set forth in the Employment Agreement, will work at our premises in Eysins, Switzerland.

During the period of his employment and for a period of one year following any termination of his employment, Mr. Mendez will be obligated to refrain from engaging in competition with us, our subsidiaries and our affiliates. During the period of his employment and for a period of two years following any termination of his employment, Mr. Mendez will be obligated to refrain from soliciting any of our (or our subsidiaries’ or affiliates’) employees, suppliers or customers.

Pursuant to the Employment Agreement, Mr. Mendez will, among others, be entitled to the following:

•	a base salary of CHF 750,000 per annum;

•	eligibility to receive employee benefits that are customary for other senior executives of the Company located in Switzerland;

•	eligibility to receive a discretionary annual cash bonus of up to CHF 750,000 based on the achievement of performance targets determined by the Board;

•	eligibility to receive a discretionary annual cash bonus for our fiscal year 2022 of no less than 80% of Mr. Mendez’s base salary for our fiscal year 2022;

•

subject to certain conditions, our payment to Mr. Mendez’s previous employer, Quest Diagnostics Incorporated (“Quest”), of $1,800,000 in a lump sum, in satisfaction of an obligation owed by Mr. Mendez to Quest;

•	subject to the condition that Mr. Mendez forfeits $960,000 cash bonus due to him by Quest as of March 31, 2021, our payment to him of a lump sum amount equivalent to such cash bonus; and

•	our payment to him of a sign on bonus equal to $1,065,000.

In addition, in connection with the appointment of Mr. Mendez as our Chief Executive Officer, we will grant the following awards to Mr. Mendez, which will be issued outside of our 2014 Stock Incentive Plan and which were approved by the Board and the Remuneration Committee of the Board pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that is material to Mr. Mendez’s entering into employment with us:

•

effective as of the transition date, (i) RSUs equal in value to $3,333,333 based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “Sign-On RSUs”); and (ii) options equal in value to $1,666,667 with an exercise price equal to the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “Sign-On Share Options”); and

•

on or about the transition date (i) RSUs equal in value to $600,000, based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “First Annual RSUs”); (ii) options equal in value to $400,000 with an exercise price equal to the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “First Annual Share Options”); and (iii) performance-based restricted share units (“PSUs”) equal in value to $1,000,000 based on the closing sales price of our ordinary shares on the Nasdaq Global Market on the date of grant (the “First Annual PSUs”).

The number of shares underlying the Sign-On Share Options and First Annual Share Options will be determined using a Black-Scholes calculation based on the closing sales price of the Company’s ordinary shares on the Nasdaq Global Market on the grant date.

The RSUs, options and PSUs will vest as following:

•	The Sign-On RSUs will vest in three years, with 50% vesting on the first anniversary of the date of grant, and 25% vesting on each of the second and third anniversaries of the date of grant.

•	The Sign-On Share Options, the First Annual RSUs and the First Annual Share Options will vest in three equal annual installments on the first, second and third anniversaries of the date of grant.

•

The First Annual PSUs will vest on the third anniversary of the date of grant up to a maximum of 150% of the target fair market value of the First Annual PSUs, based on the level of achievement of specific performance criteria.

If we terminate Mr. Mendez’s employment other than for “Cause” (as defined in the Employment Agreement) or if Mr. Mendez terminates his employment for “Good Reason” (as defined in the Employment Agreement), then (i) all equity awards with respect to our ordinary shares held by Mr. Mendez at the time of such termination will vest and, in the case of any options, become exercisable, in accordance with their terms, (ii) Mr. Mendez will be entitled to receive, the base salary and certain employee benefits then in effect through and including the day of termination, (iii) Mr. Mendez will continue to receive payment of base salary during the twelve-month period following such termination, (iv) Mr. Mendez will receive a lump sum payment of a pro-rata portion of his discretionary annual cash bonus for the year of termination based on the achievement of applicable performance goals, and (v) we will pay to Mr. Mendez the certain amounts related to his repatriation to the United States.

The Company has agreed to indemnify Mr. Mendez to the maximum extent permitted by our organizational documents and applicable law for any acts or decisions made in good faith while performing services for us.

The Company and Mr. Mendez have also agreed to enter into a change of control agreement (the “Change of Control Agreement”) on the transition date, substantially in the form of the change of control agreement entered into by the Company and Mr. Walt on November 20, 2020. We expect that the Change of Control Agreement will expire on April 1, 2024 and will automatically renew for successive one year terms unless the Board provides written notice of expiration of the Change of Control Agreement at least 90 days prior to April 1, 2024 or the applicable anniversary thereof. The purpose of the Change of Control Agreement is to establish certain protections for Mr. Mendez upon a qualifying termination of his employment in connection with a change of control of the Company. The change of control agreement between the Company and Mr. Walt was previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 24, 2020.

Further, the Company expects that the Board will appoint Mr. Mendez as a director of the Company to fill the vacancy resulting from Mr. Walt’s retirement.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the Employment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Placement of Edward Farrell on Garden Leave

As previously announced in our Current Report on Form 8-K filed with the SEC on December 22, 2020, Mr. Farrell notified us on December 21, 2020 that he was resigning as our Chief Operating Officer. Under Mr. Farrell’s employment agreement, unless we elect otherwise, his resignation will take effect 12 months after his notice. Effective March 1, 2021, we placed Mr. Farrell on garden leave to continue as a non-executive employee of the Company until the end of his notice period. During his garden leave, Mr. Farrell will remain available for work-related queries and handover activities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transition, Separation & Consultancy Agreement, dated February 23, 2021, between the Company and Franz Walt

10.2	Employment Agreement, dated February 23, 2021, between the Company and Manuel Mendez

104	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 1, 2021

QUOTIENT LIMITED

By:	/s/ Franz Walt
Name: Franz Walt
Title: Chief Executive Officer